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UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2003

EDISON MISSION ENERGY
(Exact name of registrant as specified in its charter)

DELAWARE	000-24890	95-4031807
(State or principal jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

18101 Von Karman Avenue
Irvine, California 92612
(Address of principal executive offices, including zip code)

949-752-5588
(Registrant's telephone number, including area code)

        Items 1 through 4 and 6 through 12 are not included because they are not applicable.

        This current report includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events based upon knowledge of facts as of the date of this current report and our assumptions about future events. These forward-looking statements are subject to various risks and uncertainties that may be outside our control. We have no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 5. Other Events.

        On June 25, 2003, Exelon Generation notified Edison Mission Energy's (EME's) subsidiary, Midwest Generation, LLC, of its exercise of its option to purchase 687 megawatts, or MW, of capacity and energy (out of a possible total of 1,265 MW subject to the option) from Midwest Generation's coal-fired units in Illinois in accordance with the terms of the existing power purchase agreement related to these units. As a result, 578 MW of the capacity of these units will no longer be subject to the power purchase agreement beginning January 1, 2004. Midwest Generation will sell the energy and capacity from the released units through a combination of bilateral agreements, forward sales and spot market sales. The notification received from Exelon Generation has no effect on its commitments to purchase capacity from these generating units for the balance of 2003.

Background

        In December 1999, Midwest Generation completed a transaction with Commonwealth Edison, now a subsidiary of Exelon Corporation, to acquire from Commonwealth Edison its fossil-fuel generating plants located in Illinois. In connection with the transaction, Midwest Generation entered into three power purchase agreements with Commonwealth Edison that expire on December 31, 2004. In January 2001, Commonwealth Edison assigned these agreements to Exelon Generation.

        One of the power purchase agreements relates to Midwest Generation's coal-fired units. 2004 will be the final contract year under this agreement. The following table lists the coal-fired units from which Exelon Generation is committed to purchase capacity through 2004 (including the units for which Exelon Generation has exercised its call option for 2004) and the units which, as of January 1, 2004, will have been released from the terms of the power purchase agreement, along with related pricing information set forth in the power purchase agreement.

COAL-FIRED UNITS

		Summer (a) Capacity Charge ($ per MW Month)				Non-Summer (a) Capacity Charge ($ per MW Month)				Energy Prices ($/MWhr)
Generating Unit	Size (MW)
		2004		2003		2004		2003		2004		2003
Units under Contract with Exelon Generation for 2004
Waukegan Unit 7	328	11,000		11,000		1,375		1,375		17.0		17.0
Crawford Unit 8	326	11,000		11,000		1,375		1,375		17.0		17.0
Will County Unit 4	520	11,000		11,000		1,375		1,375		17.0		17.0
Joliet Unit 8	522	11,000		11,000		1,375		1,375		17.0		17.0
Waukegan Unit 8	361	21,300		21,300		2,663		2,663		20.0		20.0
Fisk Unit 19	326	21,300		21,300		2,663		2,663		20.0		20.0

	2,383
Released Units (b)
Waukegan Unit 6	100	(b	)	21,300		(b	)	2,663		(b	)	20.0
Crawford Unit 7	216	(b	)	21,300		(b	)	2,663		(b	)	20.0
Will County Unit 3	262	(b	)	21,300		(b	)	2,663		(b	)	20.0
Will County Unit 1 (c)	156	(b	)	(b	)	(b	)	(b	)	(b	)	(b	)
Will County Unit 2 (c)	154	(b	)	(b	)	(b	)	(b	)	(b	)	(b	)
Joliet Unit 6	314	(b	)	(b	)	(b	)	(b	)	(b	)	(b	)
Joliet Unit 7	522	(b	)	(b	)	(b	)	(b	)	(b	)	(b	)
Powerton Unit 5	769	(b	)	(b	)	(b	)	(b	)	(b	)	(b	)
Powerton Unit 6	769	(b	)	(b	)	(b	)	(b	)	(b	)	(b	)

	3,262

	5,645

(a)
"Summer" months are June, July, August and September, and "Non-Summer" months are the remaining months in the year.

(b)
Released units refer to those option units for which Exelon Generation has not, in its latest notice or in previous years, exercised its right to purchase capacity and energy during the following year. These units will not be subject to the terms of the power purchase agreement during 2004.

(c)
Operations currently suspended.

        It should be noted that the events referred to in this filing relate to Midwest Generation's coal-fired units in Illinois. For contract year 2003, Exelon Generation elected to release 1,614 MW and retain 1,084 MW of capacity of the units at the Collins Station, and to release 250 MW and retain 694 MW of the capacity of Midwest Generation's peaking units. For contract year 2004, Exelon Generation has the option to terminate one or more of these units by giving Midwest Generation notice of its exercise of its option by October 3, 2003.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Edison Mission Energy (Registrant)
Date:	June 27, 2003	/s/ Kevin M. Smith KEVIN M. SMITH Senior Vice President, Chief Financial Officer and Treasurer

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COAL-FIRED UNITS
SIGNATURE